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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 2-99954, 33-6920, 33-41542, 33-41543, 33-82474 and 33-60901 of Sierra Health
Services, Inc. on Forms S-8 and Registration Statement Nos. 33-59187 and 33-60591 of Sierra Health Services, Inc. on Forms S-4 of our report dated February 10, 1995 appearing in the Annual Report on Form 10-K as amended by this Form 10-K/A of Sierra Health Services, Inc. for the year ended December 31, 1994.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
September 1, 1995